                                   CERTIFICATE


         The undersigned hereby certifies that he is the Secretary of Morgan Stanley Small Cap Growth Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 31, 2001 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on April 29, 2002, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

         Dated this 29th day of April, 2002.




                                                  /s/ Barry Fink
                                                      ----------
                                                      Barry Fink
                                                      Secretary

                                    AMENDMENT





Dated:            April 29, 2002

To be Effective:  April 29, 2002





                                       TO
                      MORGAN STANLEY SMALL CAP GROWTH FUND
                              DECLARATION OF TRUST
                                      DATED
                                 MARCH 11, 1992

           Amendment dated April 29, 2002 to the Declaration of Trust
   (the "Declaration") of Morgan Stanley Small Cap Growth Fund (the "Trust")
                              dated March 11, 1992

         WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

         WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Special Growth Fund," such change to be effective on April 29, 2002;

NOW, THEREFORE:

         1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                  "Section 1.1 Name. The name of the Trust created hereby is the Morgan Stanley Special Growth Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

         2. Subsection (p) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:

                  "Section 1.2  Definitions...

                  "(p) "Trust" means the Morgan Stanley Special Growth Fund."

         3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

         4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     STATE OF NEW YORK                 )
                                       )ss.:
     COUNTY OF NEW YORK                )


     On this 29th day of April, 2002, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                         /s/ Rosemarie Costagliola
                                             ---------------------
                                             Notary Public


     Rosemarie Costagliola
     NOTARY PUBLIC, State of New York
     No. 01CO6016161
     Qualified in New York County
     Commission Expires November 9, 2002

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of April, 2002.



/s/ Michael Bozic                      /s/ Charles A. Fiumefreddo
-----------------------------------    ----------------------------------------
Michael Bozic, as Trustee              Charles A. Fiumefreddo, as Trustee
and not individually                   and not individually
c/o Mayer, Brown & Platt               c/o Morgan Stanley Dean Witter Trust FSB
Counsel to the Independent Trustees    Harborside Financial Center, Plaza Two
1675 Broadway                          Jersey City, NJ 07311
New York, NY 10019



/s/ Edwin J. Garn                      /s/ Wayne E. Hedien
-----------------------------------    ----------------------------------------
Edwin J. Garn, as Trustee              Wayne E. Hedien, as Trustee
and not individually                   and not individually
c/o Summit Ventures LLC                c/o Mayer, Brown & Platt
1 Utah Center                          Counsel to the Independent Trustees
201 S. Main Street                     1675 Broadway
Salt Lake City, UT 84111               New York, NY 10019



/s/ James F. Higgins                   /s/ Manuel H. Johnson
-----------------------------------    ----------------------------------------
James F. Higgins, as Trustee           Manuel H. Johnson, as Trustee
and not individually                   and not individually
c/o Morgan Stanley Dean Witter         c/o Johnson Smick International Inc.
  Trust FSB                            1133 Connecticut Avenue, NW
Harborside Financial Center,           Washington, D.C. 20036
  Plaza Two
Jersery City, NJ 07311



/s/ Michael E. Nugent                  /s/ Philip J. Purcell
-----------------------------------    ----------------------------------------
Michael E. Nugent, as Trustee          Philip J. Purcell, as Trustee
and not individually                   and not individually
c/o Triumph Capital, L.P.              1585 Broadway
237 Park Avenue                        New York, NY 10036
New York, NY 10017



/s/ John L Schroeder
-----------------------------------
John L. Schroeder, as Trustee
and not individually
c/o Mayer, Brown & Platt
Counsel to the Independent Trustees
1675 Broadway
New York, NY 10019